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Allied Capital Lending Corporation
Exhibit 11 Computation of Earnings Per Common Share
Form 10-Q
September 30, 1995

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                                           For the Three Months Ended    For the Nine Months Ended
                                                 September 30,                 September 30,
                                          ----------------------------  ----------------------------
                                              1995           1994           1995           1994
                                          -------------  -------------  -------------  -------------
Primary Earnings Per Common Share:
  Net Increase in Net Assets Resulting
   from Operations......................  $   1,402,000  $   1,308,000  $   3,995,000  $   3,391,000
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
  Weighted average number of shares
   outstanding..........................      4,377,334      4,377,334      4,370,385      4,370,385
  Dividend reinvestment plan common
   shares issued........................          3,665          3,665         10,614         10,614
  Weighted average number of shares
   issuable on exercise of outstanding
   stock options........................             --             --             --             --
                                          -------------  -------------  -------------  -------------
  Weighted average number of shares and
   share equivalents outstanding........      4,380,999      4,380,999      4,380,999      4,380,999
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
  Earnings per Share....................  $        0.32  $        0.30  $        0.91  $        0.77
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
Fully Diluted Earnings Per Common Share:
  Net Increase in Net Assets Resulting
   from Operations......................  $   1,402,000  $   1,308,000  $   3,995,000  $   3,391,000
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
  Weighted average number of shares and
   share equivalents outstanding as
   computed for primary earnings per
   share................................      4,380,999      4,380,999      4,380,999      4,380,999
  Weighted average of additional shares
   issuable on exercise of outstanding
   stock options........................             --             --             --             --
                                          -------------  -------------  -------------  -------------
  Weighted average of shares and share
   equivalents outstanding, as
   adjusted.............................      4,380,999      4,380,999      4,380,999      4,380,999
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
  Earnings per Share....................  $        0.32  $        0.30  $        0.91  $        0.77
                                          -------------  -------------  -------------  -------------
                                          -------------  -------------  -------------  -------------
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